UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR 12(G) OF THE
SECURITIES EXCHANGE ACT OF 1934

Private Secretary, Inc.
(Exact name of Registrant as specified in its charter)

NEVADA		26-3062661
(State of incorporation)		(IRS Employer Identification No.)

112 North Curry Street, Carson City, Nevada 89703
(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(g) of the Act
Title of each class		Name of each exchange on which
to be so registered		each class is to be registered
NOT APPLICABLE		NOT APPLICABLE

If this form relates to the  registration  of a class of securities  pursuant to Section  12(b)  of  the  Exchange  Act  and is  effective  pursuant  to  General Instruction A.(c), check the following box. [ ]

If this form relates to the registration  of a class of securities  pursuant to Section  12(g)  of  the  Exchange  Act  and is  effective  pursuant  to  General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: NO. 333-156421

Securities to be registered pursuant to Section 12(g) of the Act:

COMMON STOCK, PAR VALUE $0.001 PER SHARE
(Title of Class)

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The description of the common stock of the Registrant is set forth under the caption "Description of Securities" in the Registrant's  Registration Statement on Form S-1/A (File No.  333-156421)  as filed with the  Securities  and Exchange Commission on May 28, 2010  and including any form of prospectus  therein filed  pursuant to Rule 424(b)  under the  Securities  Act of 1933,  as amended, which description is herein incorporated by reference.

ITEM 2. EXHIBITS

EXHIBIT NO.   DESCRIPTION

    3.1       Articles of Incorporation*
    3.2       Bylaws*

* As filed in the Registrant's Registration Statement on Form S-1
  (File No. 333-156421) December 23, 2008.

SIGNATURES

In accordance  with Section 12 of the Exchange Act of 1934, the registrant  duly caused  this  registration   statement  to  be  signed  on  its  behalf  by  the undersigned, thereunto duly authorized.

                                          Private Secretary, Inc.
                                          (Registrant)

Date: January 25, 2010

                                                                       By: /s/ Maureen Cotton
Name: Maureen Cotton
                                       Title: Director, President,
                                       Secretary and Treasurer